Exhibit 5.1

24 April, 2012
Matter No.:876763
Doc Ref: ACY/1185191v3

852 2842 9511
David.Lamb@conyersdill.com

Youku Inc.
11/F, SinoSteel Plaza
8 Haidian Street
Haidian District, Beijing 100080
People’s Republic of China

Dear Sirs,

Youku Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the public offering on the New York Stock Exchange of American depositary shares representing class A ordinary shares of the Company (the “Shares”) by the Company as described in the joint proxy statement/ prospectus (the “Prospectus”) forming part of the Company’s registration statement on Form F-4 (the “Registration Statement”) (which term does not include any exhibits and schedules thereto) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined and relied on copies of the following documents: (i) the Registration Statement; (ii) the Prospectus; (iii) the Memorandum and Articles of Association of the Company; (iv) minutes of the meeting of the board of directors of the Company held on 8 March, 2012  (the “Minutes”); (v) the certificate of good standing dated 18 April, 2012 (the “Certificate Date”) issued by the Cayman Islands Registrar of Companies; (vi) the certificate of incumbency issued by Maples and Calder in respect of the Company dated 24 April, 2012; and (vii) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (c) that the resolutions contained in the minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (d)  that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (e) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; (f) that upon issue of the Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and (g) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                           As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any the Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.                   The Shares, when duly authorised, offered and paid for as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders of the Shares in connection with the holding of the Shares).

3.                          The statements relating to Cayman Islands law under the caption “Material Cayman Islands Tax Consequences” in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

4.                           The statements relating to Cayman Islands law under the caption “Limitations on Enforcement of U.S. Laws” in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “The Merger”, “Limitations on Enforcement of U.S. Laws” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited